UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (date of earliest event reported):  January 19, 2009

Commission File No. 001-10403

TEPPCO Partners, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	76-0291058
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification Number)

1100 Louisiana Street, Suite 1300
Houston, Texas 77002
(Address of principal executive offices, including zip code)

(713) 381-3636
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on January 16, 2009, TEPPCO Partners, L.P. announced the departure of William G. Manias, Vice President and Chief Financial Officer, effective January 15, 2009.

On January 19, 2009, our affiliate, EPCO, Inc. (“EPCO”), the employer of Mr. Manias, entered into an Agreement and Release with him (the “Agreement”) setting forth the terms of his departure. Under the Agreement, Mr. Manias will receive a cash payment of $1.3 million and may be eligible to receive medical insurance coverage for a period of up to 18 months at no cost. Mr. Manias agreed to forfeit unvested grants or awards of phantom units, restricted units, options, profit interests and any other interests under our long-term incentive plans. Also under the Agreement, Mr. Manias agreed not to solicit the employment of employees, or business of clients, of EPCO or its affiliates and agreed to keep all trade secrets and proprietary and confidential information related to EPCO or any of its affiliates confidential, unless otherwise required by law. Mr. Manias may revoke the Agreement until January 26, 2009.

The Agreement is filed as an exhibit to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Agreement and Release dated January 19, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEPPCO Partners, L.P.
(Registrant)

By: Texas Eastern Products Pipeline Company, LLC
            General Partner

Date:  January 23, 2009                                                                                     /s/  JERRY E. THOMPSON
Jerry E. Thompson
President and Chief Executive Officer